UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 26, 2005

Datameg Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-107715	13-3134389
(Commission File Number)	(IRS Employer Identification No.)

9 West Broadway, Boston MA	02127
(Address of Principal Executive Offices)	(Zip Code)

(413) 642 0160

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On July 26, 2005, William T. Mortimer joined our Board of Directors. Mr. Mortimer is a well-respected communications industry veteran with deep experience in the network testing and monitoring market. During Mr. Mortimer’s 20-year career he built successful customer relationships with leading network equipment manufacturers and service providers worldwide. Most recently, Mr. Mortimer served as Agilent’s vice president and general manager for its New Generation Networks operation, leading Agilent to become the recognized market leader in VoIP monitoring and management. In this role Mr. Mortimer grew the business by successfully obtaining contracts with such leading accounts as AT&T, Sprint, Time Warner Cable and Deutsche Telekom. Prior to that Mr. Mortimer was vice president and general manager of Agilent’s Optical Network Test Division and Communications Services Solutions business.

Item 8.01 Other Events

On July 26, 2005, we issued a press release announcing that William T. Mortimer joined our Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date: July 26, 2005	By:	/s/ Mark P. McGrath
Mark P. McGrath,
Chairman and CEO